State of Delaware
Secretary of State
Division of Corporations
Delivered 10:35 AM 09/24/2007
FILED 10:36 AM 09/24/2007
SRV 071043294 - 4427633 FILE

CERTIFICATE OF INCORPORATION
OF
LIFE NUTRITION PRODUCTS, INC.

ARTICLE I

NAME

The name of the Corporation shall be LIFE NUTRITION PRODUCTS, INC.

ARTICLE II

PERIOD OF DURATION

LIFE NUTRITION PRODUCTS, INC. (the *"Corporation"*) shall have perpetual existence.

ARTICLE III

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 800 Delaware Avenue, City of Wilmington, New Castle County 19801. The name of the Corporation's registered agent at that address is Delaware Corporations LLC. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE IV

PURPOSE

The purpose for which the Corporation is formed is to engage in and to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Delaware General Corporation Law, including without limitation any lawful business or businesses similar to that of a holding company.

ARTICLE V

POWERS

In furtherance of the foregoing purposes the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under Delaware General Corporation Law, as amended. In addition, it may

do everything necessary, suitable or proper toward the accomplishment of any corporate purpose.

ARTICLE VI

CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is 52,000,000, of which 50,000,000 shall be designated common stock, par value .0001 per share, and of which 2,000,000 shall be designated preferred stock, par value $.0001 per share.

Preferred Stock. Preferred stock may be issued in one or more series. The Board of Directors of the Corporation is vested with the authority to determine and state the designations and preferences, limitations, relative rights and voting rights, if any, of each series by the adoption and filing in accordance with the Delaware General Corporation Law, before the issuance of any shares of such series, of an amendment or amendments to this Certificate of incorporation determining the terms of such series, which amendment need not be approved by the stockholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical.

No share shall be issued without consideration being exchanged, and it shall thereafter be non-assessable.

The following is a description of each class of stock of the Corporation with the preferences, conversion and other rights, restrictions, voting powers, limitations as to distributions, qualifications, and terms and conditions of redemption of each class:

FIRST: The Common Stock shall have voting rights such that each share of Common Stock duly authorized, issued and outstanding shall entitle its holder to one vote.

SECOND: Notwithstanding any provision of this Certificate of Incorporation to the contrary, the affirmative vote of a majority of all the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due authorization, approval or advice of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

(i) any amendment of this Certificate of Incorporation;

(ii) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

(iii) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

(iv) the participation by the Corporation in a share exchange (as defined in Delaware General Corporation Law); and

(v) the voluntary or involuntary liquidation, dissolution or winding-up of or the revocation of any such proceedings relating to the Corporation.

THIRD: The Preferred Stock shall have the rights and limitations as prescribed by the Board of Directors

ARTICLE VII

QUORUM PROTECTIVE PROVISIONS

Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the Delaware General Corporation Law, by this Certificate of Incorporation or by the Corporation's By-Laws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

ARTICLE VIII

PREEMPTIVE RIGHTS

A shareholder of the Corporation shall not be entitled to a preemptive or preferential right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

ARTICLE IX

CUMULATIVE VOTING RIGHTS

The shareholders shall not be entitled to cumulative voting rights.

ARTICLE X

BOARD OF DIRECTORS

The Board of Directors shall consist of not less than one (1) and not more than nine (9) directors. Within the foregoing limits, the number of directors from time to time comprising the entire board of directors shall be fixed by or in the manner provided in the By-Laws.

(1) The Board of Directors shall have the power to authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, or securities convertible into or exercisable for shares of its stock of any class or classes, including options, warrants or rights, whether now or hereafter authorized.

(2) The Board of Directors shall have the power, if authorized by the By-Laws, to designate by resolution or resolutions adopted by a majority of the Board of Directors, one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolutions or in the By-Laws of the Corporation and permitted by the Delaware General Corporation Law, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it.

(3) If the By-Laws so provide, the Board of Directors shall have the power to hold its meetings, to have an office or offices and, subject to the provisions of Delaware General Corporate Law, to keep the books of the Corporation, outside of said State at such place or places as may from time to time be designated by it.

(4) The Board of Directors shall have the power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes; and, subject to the Delaware General Corporation Law, to authorize the creation, issuance, assumption or guaranty of bonds, notes or other evidences of indebtedness for moneys so borrowed, to include therein necessary provisions such as redemption, conversion or otherwise, as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation then owned or thereafter acquired.

(5) The Board of Directors shall have the power to adopt, amend and repeal the By-Laws of the Corporation.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of this Certificate of Incorporation, or construed as or deemed by inference or otherwise in any manner to

exclude or limit any powers conferred upon the Board of Directors under the laws of the State of Delaware now or hereafter in force.

ARTICLE XI

INDEMNIFICATION

The Corporation may:

(A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

(B) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(C) Indemnify a director, officer, employee, fiduciary or agent of a corporation to the extent he has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article XII or in defense of any claim, issue, or

matter therein, against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under (A) or (B) of this Article XI (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article XI.

The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article XI.

ARTICLE XII

TRANSACTIONS WITH INTERESTED PARTIES

No contract or other transaction between the Corporation and one (1) or more of its directors or any other Corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voided solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which

authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

(A) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(C) The contract or transaction is fair and reasonable to the Corporation.

Common or interested directors may be counted in determining the presence of a quorum, as herein previously defined, at a meeting of the Board of Directors or a committee thereof that authorizes, approves, or ratifies such contract or transaction.

ARTICLE XIII

VOTING OF SHAREHOLDERS

Except as may be otherwise required by law, if a quorum is present, the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote thereon, or of any class or series, shall be the act of the shareholders on all matters except the election of directors. Directors shall be elected by plurality vote.

ARTICLE XIV

LIABILITY OF DIRECTORS

To the maximum extent permitted by law, no director of the Corporation shall be personally liable for money damages to the Corporation or any of its stockholders for money damages for breach of fiduciary duty as a director.

ARTICLE XV

INCORPORATOR

The name and address of the incorporator is as follows:
Michael Salerno
121 Monmouth Street
Suite A
Red Bank, NJ 07701

IN WITNESS WHEREOF, the incorporator has executed this Certificate of Incorporation on September 20, 2007.

MICHAEL SALERNO

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:01 PM 07/17/2013
FILED 01:01 PM 07/17/2013
SRV 130887452 - 4427633 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LIFE NUTRITION PRODUCTS, INC.

Life Nutrition Products, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, hereby certifies on this 17th day of July, 2013, that:

FIRST: The name of the Corporation is **Life Nutrition Products, Inc.**

SECOND: Article I of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

"ARTICLE I

NAME

The name of the Corporation shall be **ADGS ADVISORY, INC.**"

THIRD: The amendment shall be effective on July 19, 2013.

FOURTH: The amendment was authorized by the unanimous written consent of the Board of Directors followed by written consent of the stockholders being given in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed by Li Lai Ying, the Chief Executive Officer of the Corporation, as of the date first written above.

Life Nutrition Products, Inc.

By: ______________________

Name: Li Lai Ying

Title: Chief Executive Officer

Frequently Asked Questions Entity Search Name Reservation Status Logout

Name Reservation Status

Reservation No.	Entity Name	Entity Type	Cost	Status	Expiration Date (mm/dd/yyyy)
5331264	ADGS ADVISORY INC.	CORPORATION	75.00	RESERVED	09/05/2013

SRV Number - 130541338
Payment Type - Credit Card
Card Number - ************1009
Card Type - AX
Credit Card Reference Number - 050813095543840
Amount Charged - $75.00

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:22 PM 12/08/2014
FILED 12:20 PM 12/08/2014
SRV 141500064 - 4427633 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ADGS ADVISORY, INC.

ADGS Advisory, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, hereby certifies on this 30th day of November, 2014, that:

FIRST: The first sentence of Article VI of the Certificate of Incorporation provides that the total number of shares of stock which the Corporation shall have authority to issue is 52,000,000, of which 50,000,000 shall be designated common stock, par value $0.0001 per share, and of which 2,000,000 shall be designated preferred stock, par value $0.0001 per share.

SECOND: The first sentence of Article VI of the Certificate of Incorporation be and it hereby is amended to read as follows:

"The total number of shares of stock which the Corporation shall have authority to issue is 202,000,000, of which 200,000,000 shall be designated common stock, par value $0.0001 per share, and of which 2,000,000 shall be designated preferred stock, par value $0.0001 per share."

THIRD: That the amendment was authorized by the unanimous written consent of the Board of Directors followed by written consent of the stockholders being given in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of ADGS Advisory, Inc. has been executed by Li Lai Ying, Chief Executive Officer of the Corporation, as of the date first written above.

ADGS ADVISORY, INC.

By: ______________________
Name: Li Lai Ying
Title: Chief Executive Officer

CERTIFICATE OF

RESIGNATION OF REGISTERED AGENT

NOT COUPLED WITH APPOINTMENT OF SUCCESSOR

OF

ADGS ADVISORY, INC.

THE UNDERSIGNED, Delaware Corporations LLC, pursuant to Section 136 of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. Delaware Corporations LLC is designated in the records of the Secretary of State as the registered agent of **ADGS ADVISORY, INC.**

2. Written notice of the resignation was given to the affected corporation at least 30 days prior to the filing of this certificate. Said notice was mailed on January 8, 2015.

3. Delaware Corporations LLC has resigned as registered agent of **ADGS ADVISORY, INC.**

4. This Certificate of Resignation shall become effective 30 days after the filing date hereof for **ADGS ADVISORY, INC.**

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Resignation as of this 14th day of January, 2016.

DELAWARE CORPORATIONS LLC

By: [signature]

Robin G. Brooks, Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:55 PM 01/14/2016
FILED 03:55 PM 01/14/2016
SR 20160227420 - File Number 4427633

STATE OF DELAWARE
CERTIFICATE FOR REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is ADGS Advisory, Inc.

and, if different, the name under which the corporation was originally incorporated Life Nutrition Products, Inc.

2. The Registered Office of the corporation in the State of Delaware is located at 8 the Green, Ste. R (street), in the City of Dover, County of Kent Zip Code 19901. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Resident Agents, Inc.

3. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was 9/24/2007.

4. The corporation desiring to be revived and so reviving its certificate of incorporation was organized under the laws of this State.

5. The corporation was duly organized and carried on the business authorized by its charter until the 13 day of February A.D. 2016, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and the certificate for revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By: ____________________
Authorized Officer

Name: Rhonda Keaveney
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:20 PM 01/09/2020
FILED 03:20 PM 01/09/2020
SR 20200180595 - File Number 4427633